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                                                                     EXHIBIT 3.9

CRISP, OXFORD, MCKELVEY, & JONES, P.C.
ATTORNEYS AT LAW
P.O. BOX J
AMERICUS GA 31709


STATE OF GEORGIA

COUNTY OF SUMTER


                           ARTICLES OF INCORPORATION

                                      OF

                            ENCORE INDUSTRIES, INC.


                                      1.

     The name of the corporation shall be ENCORE INDUSTRIES, INC.


                                      2.

     The corporation is being organized under the Georgia Business Corporation Code for profit, with a perpetual duration.

                                      3.

     The corporation is a corporation organized for profit for the following purposes: To carry on all lawful business purposes, including but not limited to, maintenance, operation and conduct of a business buying, selling, exchanging and leasing of all types of personal property and real estate; to import goods for the purpose of resale; to act as a manufacturer's agent; and to do any and all acts and things necessary, convenient, expedient, ancilliary to or in aid of the foregoing as authorized by law.

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CRISP, OXFORD, MCKELVEY, & JONES, P.C.
ATTORNEYS AT LAW
P.O. BOX J
AMERICUS GA 31709

                                      4.

     The corporation has authority to issue not more 1,000,000 shares of common stock at $1.00 par value.

                                      5.

     The corporation shall not commence business until the sum of at least FIVE HUNDRED DOLLARS has been received for the issuance of common stock.

                                      6.

     The address of the registered office of the corporation shall be 1414 Felder Street, Americus, Georgia 31709, and the initial registered agent for the corporation is Vicki B. Hendrick.

                                      7.

     The initial Board of Directors shall consist of one member who is Thomas Meyers, and whose address is 3241 Brushwood Court, Clearwater, Florida 33519.

                                      9.

     The name and address of the incorporator of the corporation is Thomas Meyers, 3241 Brushwood Court, Clearwater, Florida 33519.

                                      10.

Any provision required to be set forth in Title 14, Chapter 2, Business Corporations, may be set forth in the By-Laws of this Corporation.
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CRISP, OXFORD, MCKELVEY, & JONES, P.C.
ATTORNEYS AT LAW
P.O. BOX J
AMERICUS GA 31709

                                      11.

     Personal liability of a director to this Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a Director is hereby eliminated, provided, however, that the elimination of liability of a Director shall not apply to any appropriation, in violation of his duties, of any business opportunity of the Corporation; to any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law; the types of liability set forth in O.C.G.A. (S)14-2-154 or any transaction from which the Director derived an improper personal benefit.

     WHEREFORE PETITIONER PRAYS that such order or orders as may be appropriate granting these Articles of Incorporation do issue.


                                         CRISP, OXFORD,
                                         McKELVEY & JONES, P.C.


                                     By: /s/ Randolph B. Jones, Jr.
                                         ------------------------------
                                         Randolph B. Jones, Jr.
                                         Attorney for Incorporator
                                         P.O. Box J
                                         Americus, GA 31709
                                         Tel. 912/924-6108

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CRISP, OXFORD, MCKELVEY, & JONES, P.C.
ATTORNEYS AT LAW
P.O. BOX J
AMERICUS GA 31709


STATE OF GEORGIA

COUNTY OF SUMTER


To:  The Hon. Max Cleland
     Secretary of State
     Corporations Division
     200 Piedmont Avenue, S.E.
     Suite 306, West Tower
     Atlanta, Georgia 30334

     RE:  ENCORE INDUSTRIES, INC.


     Pursuant to the Georgia Business Corporation Code, please allow this to serve as my consent to be the registered agent of Encore Industries, Inc.

     This 3rd day of April, 1990.

                                        /s/ Vicki B. Hendrick
                                        ----------------------------------
                                        Vicki B. Hendrick